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                                                                                                    Exhibit No. 21

                      HARDING LAWSON ASSOCIATES GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                 State or Country
       Name                                      of Incorporation                 Doing Business Under

Harding Lawson Associates, Inc.                    Delaware              Harding Lawson Associates, Inc.

Harding Lawson Associates                          Delaware              Harding Lawson Associates
Infrastructure, Inc.                                                     Infrastructure, Inc.

Harding Lawson Associates                          Delaware              Harding Lawson Associates
International, Inc.                                                      International, Inc.

Harding Lawson Australia, Pty. Ltd.                New South Wales,      Harding Lawson Australia, Pty.
(wholly owned subsidiary of                        Australia             Ltd.
  Harding Lawson Associates
  International, Inc.)

HLA-Envirosciences Pty Limited                     New South Wales,      HLA-Envirosciences Pty Limited
(majority owned subsidiary of                      Australia
  Harding Lawson Australia, Pty. Ltd.)

Harding Lawson de Mexico S.A. de C.V.              City of Mexico        Harding Lawson de Mexico S.A.
(wholly owned subsidiary of                        Federal District      de C.V.
  Harding Lawson Associates
  International, Inc.)

Grupo Industrial de Ingenieria Ecologica III,      City of Mexico        GRIECO
HLA & Iconsa S.A. de C.V.                          Federal District
(majority owned subsidiary of
  Harding Lawson de Mexico S.A. de C.V.)

Harding Lawson Singapore Pte Ltd                   Singapore             Harding Lawson Singapore
                                                                         Pte Ltd

HLA Venture, Inc.                                  Delaware              HLA Venture, Inc.

Harding Construction Services, Inc.                Delaware              (Dormant)

Redwood Company, Ltd.                              Bermuda               (Dormant)

Redwood Insurance, Ltd.                            Bermuda               (Dormant)
(wholly owned subsidiary of
  Redwood Company, Ltd.)

Integrated Software Systems, LLC                   Colorado              Integrated Software Systems, LLC
(Harding Lawson Associates, Inc.
  has a minority interest in LLC)

Standards Training Corporation, LLC                Ohio                  Standards Training Corporation, LLC
(HLA Venture, Inc. has a 50% ownership
  interest in LLC)

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